Exhibit 23.4

September 17, 2026 TR Finance LLC 2900 Ames Crossing Road, Suite 100 Eagan, Minnesota 55121 USA Thomson Reuters Corporation 19 Duncan Street Toronto, Ontario M5H 3H1 Canada

RE:  Thomson Reuters Corporation and TR Finance LLC (the “Company”)

To Whom it May Concern:

We refer to the Company’s Registration Statement on Form F-10 and Form F-3 (File Nos. 333-285927 and 333-285907) filed with the U.S. Securities and Exchange Commission.

In connection with the Prospectus Supplement of the Company dated September 10, 2026 (the “Prospectus Supplement”), we consent to the reference to our firm’s name under the heading “Legal Matters”, and consent to the use of our firm’s name and reference to our opinion “Certain Canadian Federal Income Tax Considerations” in the Prospectus Supplement.

In giving this consent, we do not thereby admit that we come within the category of persons whose consent is required by the Securities Act of 1933, as amended, or the rules and regulations promulgated thereunder.

Yours very truly,

/s/ Blake, Cassels & Graydon LLP

Blake, Cassels & Graydon LLP

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